UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DGT Holdings Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 15, 2011

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of DGT Holdings Corp., a New York corporation (the “Company”), will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on Thursday, December 15, 2011 at 10 a.m., Eastern time, or at any adjournment or postponement thereof, for the following purposes:

1.	To elect five (5) members of the board of directors of the Company (the “Board”) to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualify;

2.	To consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers;

3.	To ratify the appointment of BDO USA, LLP as our independent registered public accountants for the fiscal year ending July 28, 2012; and

4.	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

These proposals are more fully described in the proxy statement accompanying this notice.  The Company’s Board recommends that you vote FOR proposals 1, 2 and 3.  The Meeting may be postponed or canceled by action of the Board upon public notice given prior to the time previously scheduled for the Meeting or adjourned by action of the chairman of the Meeting.  Only shareholders of record at the close of business on October 28, 2011 are entitled to vote at the Meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet.  The Company believes these rules allow us to provide shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Meeting.

All shareholders are cordially invited to attend the Meeting in person.  However, to ensure your representation at the Meeting, you are urged to vote as promptly as possible.  Any shareholder attending the Meeting may vote in person even if such shareholder has returned a proxy, as long as the shares are held in the shareholder’s name or the brokerage firm, bank or other holder of record acting as the shareholder’s nominee confirms the shareholder’s ownership in writing.  A list of shareholders entitled to vote at the Meeting will be available for inspection at our offices.  If you have any further questions concerning the Meeting or any of the proposals, please contact John J. Quicke at (631) 231-6400.

By Order of the Board of Directors,

/s/ John J. Quicke
John J. Quicke
President and Chief Executive Officer
Bay Shore, New York
Dated:  November 4, 2011

DGT HOLDINGS CORP.
100 PINE AIRE DRIVE
BAY SHORE, NEW YORK 11706
________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 15, 2011
________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders by the Board of Directors of DGT Holdings Corp., a New York corporation (the “Company”), in connection with the solicitation of the proxies in the accompanying form for use at the 2011 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on Thursday, December 15, 2011 at 10 a.m., Eastern time, or at any adjournment or postponement thereof.

Beginning on November 4, 2011, the Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board of Directors’ (the “Board”) solicitation of proxies for use at the Meeting.

GENERAL INFORMATION

Place and Time.  The Meeting will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on Thursday, December 15, 2011 at 10 a.m., Eastern time.

Record Date and Voting.  The Board fixed the close of business on Friday, October 28, 2011, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting.  Such shareholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting.  On the Record Date, there were 3,867,572 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.  Shareholders may vote in person or by proxy.

Purposes of the Meeting.  The purpose of the Meeting is to vote upon (i) the election of five (5) directors for the ensuing year; (ii) the consideration and approval of an advisory resolution regarding the compensation of the Company’s named executive officers; (iii) the ratification of the appointment of BDO USA, LLP as our independent registered public accountants for the fiscal year ending July 28, 2012; and (iv) such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

Internet Availability of Proxy Materials.  Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet.  Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners.  All shareholders will have the ability to access the proxy materials at http://www.proxyvote.com or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of annual meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Quorum.  The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter.

Abstentions and Broker Non-Votes.  Broker “non-votes” and the shares of Common Stock as to which a shareholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Neither broker “non-votes” nor abstentions are included in the tabulation of the voting results on Proposals 1 or 2 and, therefore, they will not be counted as votes “FOR” or “AGAINST” such proposals.

Voting of Proxies.  The Board of the Company is asking for your proxy.  Giving the Board your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote for all, some or none of the director nominees.  You may also vote for or against the other proposals or abstain from voting.  All valid proxies received prior to the Meeting will be voted.  All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted FOR the Company’s five (5) director nominees, FOR proposals 2 and 3 and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting.  A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the Meeting and voting in person.  The directors receiving a plurality of Votes Cast will be elected to fill the seats of our Board.  The affirmative vote of a majority of the Votes Cast is required to approve proposals 2 and 3.  As of the Record Date, there were 3,867,572 shares of the Company’s Common Stock issued and outstanding.  The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting.  As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting.

Attendance at the Meeting.  Only holders of Common Stock, their proxy holders and the Company’s invited guests may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of Common Stock of the Company as of the Record Date as acceptable proof of ownership.

Costs of Solicitation.  The cost of soliciting proxies will be borne by the Company.  Such costs include the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation; and may be made in person or by telephone or telegraph.  No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.

Certain Financial Information.  Please take note that the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011 (the “2011 Annual Report”) (without exhibits) is available on the Internet along with this Proxy Statement at http://www.proxyvote.com.

Any shareholder of the Company may obtain without charge copies of the 2011 Annual Report and this Proxy Statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to the Corporate Secretary, DGT Holdings Corp., 100 Pine Aire Drive, Bay Shore, New York 11706.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board is presently comprised of six (6) directors, five of whom were elected at the Company’s Annual Meeting of Shareholders held on March 8, 2011.  One of the current directors, Jack L. Howard, was appointed to the Board on September 21, 2011.  The size of the Board will be reduced from six to five members immediately following the Meeting.  James R. Henderson, a current director and Chairman of the Board, is not a nominee for election and has indicated that he intends to resign at the Meeting.  All of the remaining directors are nominees for election.  Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company and cannot be voted for a greater number of persons than the number of nominees named herein.  Directors must be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election.  Directors elected at the Meeting will serve until the next Annual Meeting of Shareholders of the Company and until their successors shall be duly elected and qualify.  Each of the nominees currently serves as a director of the Company.  The terms of office of the current directors expire at the Meeting and when their successors are duly elected and qualify.  The Company has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected.  Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board.  The Board has no reason to believe that any nominee listed below will be unwilling or unable to serve as director of the Company.

Information with Respect to Nominees

The names and ages of each nominee for director of the Company, each of their principal occupations at present and for the past five (5) years and certain other information about each of the nominees, are set forth below:

Name	Age	All Offices With The Company(1)	Director Since

T. Scott Avila	51	Director	2009
Jack L. Howard	50	Director	2011
General Merrill A. McPeak	75	Director	2005
James A. Risher	69	Director, Former President and Chief Executive Officer	2005
John J. Quicke	62	President and Chief Executive Officer, Director	2009

(1)  See also the “Committee Membership” chart included in this Proxy Statement

The Company believes that the collective skills, experiences and qualifications of its directors provide the Board with the expertise and experience necessary to advance the interests of its shareholders.  While the Governance and Nominating Committee has not established any specific, minimum standards that must be met by each director, it uses a variety of criteria to evaluate directors’ qualifications.  In addition to the individual attributes of each director described below, the Company believes directors must exhibit the highest standards of professional and personal ethics and values. Directors should also possess a broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value, have no current or potential conflict of interest, devote sufficient time to carry out their duties and have the ability to provide insight and practical wisdom based on past experience.

T. Scott Avila has been a member of the Company’s Board since March 31, 2009.  He has served as Managing Partner of CRG Partners, Group, a privately held professional services company since July 2007.  Mr. Avila was also the Managing Partner of CRP Partners, Group, a privately held professional services company from July 2003 through July 2007.  With more than 20 years of management and consulting experience, Mr. Avila brings to the Board considerable knowledge of financial and operational matters.

Jack L. Howard has been a member of the Company’s Board since September 21, 2011.  Mr. Howard has been a registered principal of Mutual Securities, Inc., a FINRA registered broker-dealer, since 1989.  Mr. Howard is currently the President of Steel Partners Holdings L.P. (“Steel Holdings”), a global diversified holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests.  He is the President of Steel Partners LLC (“Steel Partners”), a global management firm, and has been associated with Steel Partners and its affiliates since 1993.  Mr. Howard co-founded Steel Partners II, L.P. in 1993, a private investment partnership that is now a wholly-owned subsidiary of Steel Holdings.  He has served as a director of Handy & Harman Ltd., a diversified industrial products manufacturing company, since July 2005.  He has been a director of Steel Excel Inc., a publicly held company primarily focused on capital redeployment and identification of new business operations, since December 2007.  Mr. Howard served as Chairman of the Board of a predecessor entity of Steel Holdings from June 2005 to December 2008, as a director from 1996 to December 2008 and its Vice President from 1997 to December 2008.  From 1997 to May 2000, he also served as Secretary, Treasurer and Chief Financial Officer of Steel Holdings’ predecessor entity.  Mr. Howard served as a director of SP Acquisition Holdings, Inc. (“SPAH”) from February 2007 until June 2007, and was Vice-Chairman from February 2007 until August 2007.  He also served as Chief Operating Officer and Secretary of SPAH from June 2007 and February 2007, respectively, until October 2009.  He currently holds the securities licenses of Series 7, Series 24, Series 55 and Series 63.  As a result of these and other professional experiences, Mr. Howard is qualified to serve as a member of the Board due to his financial expertise and record of success as a director, chairman and top-level executive officer of numerous public companies.

General Merrill A. McPeak has been a member of the Company’s Board since April 27, 2005.  General McPeak is the President of McPeak and Associates, a management-consulting firm he founded in 1995.  General McPeak was Chief of Staff of the U.S. Air Force from November 1990 to October 1994, when he retired from active military service.  General McPeak was for several years Chairman of ECC International Corp.  He had long service as a director of several other public companies, including Tektronix, Inc. and Trans World Airlines, Inc.  He also served as a director of Mathstar, Inc., QPC Lasers, Inc. and Gigabeam Corp. Currently, General McPeak is Chairman of the Board of Ethicspoint, Inc., a company providing confidential corporate governance compliance and whistleblower reporting services.  He is a director of Miller Energy Resources, Inc., a public company engaged in oil and gas exploration, production and related property management.  General McPeak has been a director of Point Blank Solutions, Inc., a designer and manufacturer of protective body armor, since August 2008.  He is also a director of Genesis Biopharma, an early stage research-oriented company focused on immunotherapy for the treatment of Stage IV metastatic melanoma. General McPeak also currently serves as a director of Derycz Scientific, Inc. General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University.  He is a member of the Council on Foreign Relations, New York City.  General McPeak brings to the Board extensive experience in management consulting and a successful military career, including his position as Chief of Staff of the U.S. Air Force and a member of the Joint Chiefs of Staff, during which time he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad and advised the Secretary of Defense, the National Security Council and the President of the United States.  In 2010, President Obama appointed him to the American Battle Monuments Commission, and in 2011, the other commissioners elected him Chairman.  The ABMC provides oversight for 24 overseas military cemeteries that provide final resting places for nearly 125,900 American war dead.

James A. Risher has been a member of the Company’s Board since April 27, 2005.  On August 31, 2006, Mr. Risher became the President and CEO of the Company.  On August 28, 2009, Mr. Risher resigned from his position as President and Chief Executive Officer of the Company effective August 31, 2009.  Mr. Risher continues to serve as a director of the Company.  Mr. Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998.  From February 2001 to May 2002, Mr. Risher served as Chairman and Chief Executive Officer of BlueStar Battery Systems International, Inc., a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets.  From 1986 to 1998, Mr. Risher served as a director, Chief Executive Officer and President of Exide Electronics Group, Inc. (“Exide”), a global leader in the uninterruptible power supply industry.  He also served as Chairman of Exide from December 1997 to July 1998.  Mr. Risher has also been a director of SL Industries, Inc. since May 2003 and was a director of New Century Equity Holdings Corp., a holding company seeking to acquire a new business, from October 2004 to January 2010. As a former President and CEO of the Company and with previous experience in the management of several companies, Mr. Risher provides the Board with intimate knowledge of the Company and the industries in which it operates.

John J. Quicke was appointed as the Company’s President and Chief Executive Officer on September 1, 2009 and a member of the Company’s Board on September 17, 2009.  Mr. Quicke is a Managing Director and operating partner of Steel Partners.  Mr. Quicke has been associated with Steel Partners and its affiliates since September 2005.  He has served as a director of Rowan Companies, Inc., a contract drilling company, since January 2009.  He has served as a director of Steel Excel Inc. since December 2007 and as the Interim President and Chief Executive Officer since January 2010.  He served as a director of Angelica Corporation, a provider of health care linen management services, from August 2006 to July 2008.  Mr. Quicke served as Chairman of the Board of NOVT Corporation, a former developer of advanced medical treatments for coronary and vascular disease, from April 2006 to January 2008, and served as President and Chief Executive Officer of NOVT Corporation from April 2006 to November 2006.  Mr. Quicke also served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from October 2006 to June 2007.  He served as a director of Handy & Harman Ltd. from July 2005 to December 2010.  Mr. Quicke continues to serve as a Vice President of Handy & Harman Ltd., a position he has held since July 2005.  He served as a director, President and Chief Operating Officer of Sequa Corporation, a diversified industrial company, from 1993 to March 2004, and as Vice Chairman and Executive Officer of Sequa Corporation from March 2004 to March 2005.  As Vice Chairman and Executive Officer of Sequa Corporation, Mr. Quicke was responsible for the Automotive, Metal Coating, Specialty Chemicals, Industrial Machinery and Other Product operating segments of the company.  Mr. Quicke brings to the Board significant managerial experience and technical expertise, having served in senior management positions and as a director of several public companies, in addition to being a Certified Public Accountant and member of the AICPA.

During the Company’s fiscal year ended July 30, 2011, the Board held five (5) regularly scheduled and special meetings.  During this period, all of the directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served (during the periods during which such director served on such committee), except for Mr. Henderson, who attended one of two meetings of the Nominating Committee.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Shareholders.  All of the current Board members who were elected at the last Annual Meeting of Shareholders attended such meeting.

The Company has three standing committees:  the Audit Committee (the “Audit Committee”), the Compensation Committee (the “Compensation Committee”), and the Nominating and Governance Committee (the “Nominating Committee”).  Each of these committees has a written charter approved by the Board.  A copy of each charter can be found under the “Investors” section of our website at www.dgtholdings.com.

The members of the committees are identified in the following table.

COMMITTEE MEMBERSHIP

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
James R. Henderson*	-	-	Chair
General Merrill A. McPeak*	X	Chair	X
T. Scott Avila*	Chair	X	X
John J. Quicke	-	-	-
James A. Risher	-	-	-
Jack L. Howard	-	-	-

*
Independent.  In assessing the independence of our directors, our Board has reviewed and analyzed the standards for independence under the Listing Rules of the NASDAQ Stock Market, including Rule 5605, and applicable SEC regulations.  Under the Listing Rules of the NASDAQ Stock Market, we would be considered a “controlled company” as of July 2011, as more than 50% of our voting power is held by SPH Group Holdings LLC.  As a controlled company, among other things, we would be exempt from the requirement under the Listing Rules of the NASDAQ Stock Market that we have a majority of independent directors.

Audit Committee

The Audit Committee is responsible for reviewing the financial information that will be provided to shareholders and others, the systems of internal controls, which management and the Board have established, the performance and selection of independent auditors, and the Company’s audit and financial reporting processes.  The Audit Committee held five (5) meetings during the last fiscal year.  The Board has determined that Mr. Avila is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.  Although the Company is currently not listed on any exchange, Mr. Avila and Gen. McPeak are considered to be “independent directors” as defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee

The basic responsibility of the Compensation Committee is to review the performance and development of management in achieving corporate goals and objectives and to ensure that the Company’s senior executives are compensated effectively in a manner consistent with the Company’s strategy, competitive practice, and the requirements of the appropriate regulatory bodies.  Toward that end, the Compensation Committee oversees all of the Company’s compensation, equity and employee benefit plans and payments, including the Company’s 2007 Plan and DGTC Plan (each as defined herein).  This committee held three (3) meetings during the last fiscal year and also included compensation discussions and equity grant award approvals on a routine basis during Board meetings held during the last fiscal year.  Although the Company is not listed on any exchange, each of the members of the Compensation Committee is an “independent director” as defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market, and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Nominating Committee

The Nominating Committee is responsible for recommending to the full Board candidates for election to the Board.  This committee held two (2) meetings during the last fiscal year.  The Nominating Committee considers nominees proposed by shareholders.  To recommend a prospective nominee for the Nominating Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the corporate secretary in writing to the following address:  DGT Holdings Corp., 100 Pine Aire Drive, Bay Shore, New York 11706, Attn:  John J. Quicke, with a copy to the Company’s General Counsel at the following address:  Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attn:  Jeffrey Spindler, Esq.  Each member of this committee is an “independent director” as defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market.

In considering Board candidates, the Nominating Committee takes into consideration the Company’s Corporate Governance Guidelines, the Company’s policy regarding shareholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including, but not limited to, professional and personal ethics and values, experience at the policy-making level in business, commitment to enhancing shareholder value, current or potential conflict of interest, the availability to devote sufficient time to carry out their duties and the ability to provide insight and practical wisdom based on past experience.  Although the Company does not have a formal diversity policy relating to the identification and evaluation of nominees, the Committee, in addition to reviewing a candidate’s background and accomplishments, reviews candidates in the context of the current composition of the Board and the evolving needs of the Company’s businesses.  It is the Board’s policy that at all times at least a majority of its members meet the standards of independence promulgated by NASDAQ and the SEC and as set forth in the Company’s Corporate Governance Guidelines.  Additionally, the Nominating Committee will consider the number of boards on which the candidate already serves when assessing whether the candidate has the appropriate time to devote to Board service.

Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by shareholders).  These issues will be considered by the Nominating Committee, which will then make a recommendation to the Board.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board.  The Board has determined at this time that the Company’s Chairman should be an Independent Director rather than the Chief Executive Officer.

Board Role in Risk Oversight

Management has the primary responsibility for identifying and managing the risks facing the Company, subject to the oversight of the Board.  The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the shareholders.  The Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management.  To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk.  The Company’s Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures.  The Company’s Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

The Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees.  The Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.  The Compensation Committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices.  The Nominating Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law.  Each of these committees is required to make regular reports of its actions and recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.  The Board retains oversight responsibility for all subject matters not specifically assigned to a committee, including risks presented by the Company’s business strategy, competition, regulation, general industry trends, and capital structure and allocation.

Director Compensation

Director compensation is more fully described below in the “Fiscal Year Ended July 30, 2011 Director Compensation” table located in the “Executive and Director Compensation” portion of this Proxy Statement.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES.

MANAGEMENT

Additional Executive Officers of the Company Who are Not Directors or Director Nominees

Mark A. Zorko, 59, has served as our Chief Financial Officer from August 30, 2006.  From 2000 to 2010, he was a CFO Partner at Tatum, LLC, a professional services firm where he has held CFO positions with public and private client companies.  He has been employed by SP Corporate Services, LLC (“SP Corporate Services”), an affiliate of Steel Partners, since October 2011.  From 1996 to 1999, Mr. Zorko was Chief Financial Officer and Chief Information Officer for Network Services Co., a privately held distribution company.  His prior experience includes Vice President, Chief Financial Officer and Secretary of Comptronix Corporation, a publicly held electronic system manufacturing company, corporate controller for Zenith Data Systems Corporation, a computer manufacturing and retail electronics company, and finance manager positions with Honeywell, Inc.  Mr. Zorko was a senior staff consultant with Arthur Andersen & Co.  Mr. Zorko served in the Marine Corps. from 1970 to 1973.  He is on the Board of Directors and chairman of the Audit Committee of MFRI, Inc., a publicly held company engaged in the manufacture and sale of piping systems, filtration products, industrial process cooling equipment and the installation of HVAC systems.  Mr. Zorko is on the audit committee for Opportunity Int’l, a microfinance bank, and on the Finance Committee for the Alexian Brothers Health System.  Mr. Zorko is the Interim CFO of Steel Excel Inc. since August 2011.  Mr. Zorko earned a BS degree in Accounting from The Ohio State University, an MBA from the University of Minnesota, and completed the FEI’s Chief Financial Officer program at Harvard University.  He is a Certified Public Accountant and a member of the National Association of Corporate Directors.

CORPORATE GOVERNANCE

Our business, property and affairs are managed by, or are under the direction of, the Board pursuant to the New York Business Corporation Law, our By-Laws and our certificate of incorporation.  Members of the Board are kept informed of our business through discussions with John J. Quicke, our Chief Executive Officer and President, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Company maintains a corporate governance page on its website that includes key information about its corporate governance initiatives, including the Company’s Corporate Governance Guidelines, Code of Business Conduct, Ethics, and Compliance and charters for the Audit Committee, the Compensation Committee and the Nominating Committee of the Board.  The corporate governance page can be found at www.dgtholdings.com, by clicking on “Investors,” and then “Corporate Governance.”

The Company’s policies and practices are compliant with the corporate governance requirements of the Sarbanes-Oxley Act of 2002.  The Company’s initiatives have included:

•	The Board has adopted clear corporate governance policies;

•	A majority of the Board members are independent of the Company and its management;

•	All members of the standing Board committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — are independent;

•	The independent members of the Board meet regularly without the presence of management;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•	The Company’s employees have received training on, and affirmed the Company’s Code of Business Conduct, Ethics, and Compliance;

•
The Chairman of the Company’s Audit Committee serves as the Company’s Compliance Officer and monitors a hotline available to all employees for reporting business abuses, including the anonymous submission of employee complaints on accounting, internal controls, or auditing matters;

•
The Company has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer; and

•	The Company has an internal audit control function that maintains oversight over the key areas of its business and financial processes and controls.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of Common Stock of the Company outstanding at October 28, 2011 by each person or entity (including any “Group” as such term is used in Section 13(d)(3) of the Exchange Act, known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock.  The percentage ownership of each beneficial owner is based upon 3,867,572 shares of Common Stock issued and outstanding as of October 28, 2011, plus shares issuable upon exercise of options, warrants or convertible securities (exercisable within 60 days after said date) that are held by such person or entity, but not those held by any other person or entity.  The information presented in this table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of Class

SPH Group Holdings LLC c/o Steel Partners Holdings GP Inc. 590 Madison Avenue 32nd Floor New York, NY 10022	1,977,023 (2)	51.1%

(1)	Unless otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown as beneficially owned by him or it.

(2)
According to information contained in Amendment No. 28 to Schedule 13D filed jointly on September 27, 2011 with the SEC by Warren G. Lichtenstein, SPH Group Holdings LLC, a Delaware limited liability company (“SPHG Holdings”), SPH Group LLC, a Delaware limited liability company (“SPHG”), Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Holdings”), Steel Partners LLC, a Delaware limited liability company (“Steel Partners”), John J. Quicke, Jack L. Howard and EMH Howard, LLC, a New York limited liability company (“EMH”): as of the close of business on September 23, 2011, SPHG Holdings owned directly 1,977,023 shares of Common Stock. Steel Holdings owns 99% of the membership interests of SPHG.  SPHG is the sole member of SPHG Holdings.  Steel Partners is the manager of Steel Holdings and has been delegated the sole power to vote and dispose of the securities held by SPHG Holdings.  Warren G. Lichtenstein is the manager of Steel Partners.  By virtue of these relationships, each of Steel Holdings, SPHG, Steel Partners and Mr. Lichtenstein may be deemed to beneficially own the shares owned directly by SPHG Holdings.  Jack L. Howard is the President of Steel Partners.  EMH is an affiliate of Mr. Howard.  John J. Quicke is a Managing Director and operating partner of Steel Partners.  Mr. Howard is a director of the Company.  Mr. Quicke is President and Chief Executive Officer and a director of the Company.

Security Ownership of Directors and Management

The following table sets forth information concerning beneficial ownership of Common Stock of the Company outstanding at October 28, 2011 by (i) each director; (ii) each Named Executive Officer of the Company and (iii) by all directors and executive officers of the Company as a group.  The percentage ownership of each beneficial owner is based upon 3,867,572 shares of Common Stock issued and outstanding as of October 28, 2011, plus shares issuable upon exercise of options, warrants or convertible securities (exercisable within 60 days after said date) that are held by such person or entity, but not those held by any other person or entity.  The information presented in this table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of Class

Mark A. Zorko	25,881 (2)	*
T. Scott Avila	6,500 (2)	*
James A. Risher	26,320 (2)	*
James R. Henderson	16,580 (2)	*
Merrill A. McPeak	17,588 (2)	*
John J. Quicke(3)	35,000 (2)	*
Jack L. Howard(4)	37,510 (2)	*
All Directors and Executive Officers as a group (7 persons)	165,379 (2)	4.2%

*	Represents less than 1% of the outstanding shares of our Common Stock

(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(2)
Includes shares of our common stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of October 28, 2011, in the following amounts: Mark A. Zorko — 10,800, T. Scott Avila — 2,500, James A. Risher — 21,200, James R. Henderson — 12,080, Merrill A. McPeak — 6,680, Jack L. Howard — 500 and John J. Quicke — 10,000.

(3)	Mr. Quicke is a Managing Director and operating partner of Steel Partners and disclaims beneficial ownership of the 1,977,023 shares of Common Stock owned directly by SPHG Holdings.

(4)
Includes 35,975 shares of common stock owned directly by EMH and owned indirectly by Mr. Howard by virtue of his position as the Managing Member of EMH.  Mr. Howard is the President of Steel Partners and disclaims beneficial ownership of the 1,977,023 shares of Common Stock owned directly by SPHG Holdings.

Procedures for Contacting Directors

The Company has adopted a procedure by which shareholders may send communications to one or more directors by writing to such director(s) or to the whole Board care of the Corporate Secretary, DGT Holdings Corp., 100 Pine Aire Drive, Bay Shore, New York 11706.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended July 30, 2011, there was compliance with all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the elements of compensation paid to each of the named executive officers who served in the fiscal year ended July 30, 2011.  The discussion focuses primarily on the information contained in the following tables and related footnotes, but may also describe compensation actions taken before or after the last completed fiscal year to the extent that such discussion enhances understanding of our compensation philosophy or policies.  The Compensation Committee of the Board, which we refer to in this discussion as the “Committee”, oversees the design and administration of our executive compensation program.

The Role of the Committee

The Committee is responsible for ensuring that the Company’s executive compensation policies and programs are competitive within the markets in which the Company competes for talent and reflect the long-term investment interests of our shareholders.  The Committee reviews and approves the executive compensation and benefits programs for all the Company’s executive officers annually, usually in the first quarter of each fiscal year.  Any options that are granted as a result of the Committee’s executive compensation review and approval process are only granted upon full Board approval of the option grant.  The strike price of such options is set at the closing price of the Company’s stock on the day the options were granted.

With respect to the CEO, the Committee reviews and approves corporate goals and objectives, evaluates the CEO’s performance against these objectives, and based on that evaluation makes recommendations to the Board regarding the CEO’s compensation level, or in the case of our current CEO, the terms of the management services agreement with SP Corporate Services, effective as of September 1, 2009 (the “Services Agreement”), pursuant to which SP Corporate Services provides the non-exclusive services of John J. Quicke to serve as the Company’s CEO and President.  The Services Agreement was amended on October 1, 2011.  Further information regarding the amendment to the Services Agreement is located in the section below entitled, “Elements of Compensation-- Management Services Agreement and Base Salary.”

The CEO participates, together with the Committee, in the executive compensation process by:

•	approving perquisites valued at less than $10,000 per year (all perquisites valued at greater than this amount are still approved by the Committee);

•	participating in informal discussions with the Committee regarding satisfaction of performance criteria by executive officers, other than the CEO;

•	providing the Board with recommendations as to who should participate in the Company’s Incentive Stock Plan and the size of option grants or equity awards to such participants; and

•	assigning annual budget goals and other objectives that determine bonus awards for the CFO.

Compensation Philosophy and Objectives

The Committee is responsible for ensuring that the Company’s executive compensation policies and programs are competitive within the markets in which the Company competes for talent and reflect the long-term investment interests of our shareholders.  The goal of the executive compensation program is to (a) attract, retain and reward executive officers who contribute to the Company’s success and (b) align executive compensation with the achievement of the Company’s business objectives and the creation of longer-term value for shareholders.  The Committee also strives to balance short and long-term incentive objectives by establishing goals, performance criteria, evaluating performance and determining actual incentive awards that are both effective and efficient.  While the Committee believes that stock ownership by executive officers is an effective way of aligning the common interests of management and shareholders to enhance shareholder value, the Company has not established equity ownership guidelines for its executive officers.

Relationship of Company Performance to Executive Compensation

When determining executive compensation, the Committee also takes into account the executives’ performance in special projects undertaken during the past fiscal year, contribution to improvements in our financial situation, development of new products, marketing strategies, manufacturing efficiencies and other factors.  During the 2011 fiscal year, the Committee focused particularly on progress with respect to improvement in the Company’s revenue growth, operating earnings and the development of a long-term strategic plan for the Company that provides a platform for growth and a return to shareholders.

Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with other members of the Board and, for all of the executives other than the CEO, after discussions with the CEO.  No specific weight or relative importance was assigned to the various qualitative factors and compensation information considered by the Committee.  Accordingly, the Company’s compensation policies and practices may be deemed subjective, within an overall published framework based on both the financial and non-financial factors.

Elements of Compensation

The Company’s compensation program is comprised primarily of four elements: base salary, annual cash bonuses, long-term equity incentives and perquisites.  Together, these four elements are structured by the Committee to provide our named executive officers with cumulative total compensation consistent with our executive compensation philosophy described above.  Each of these elements plays an important role in balancing executive rewards over short- and long-term periods, based on our program objectives.

1.           Management Services Agreement and Base Salary

On October 1, 2011, the Company and SP Corporate Services entered into an amendment (“Amendment No. 1”) to the Services Agreement (as amended, the “Amended Services Agreement”).  Prior to entry into Amendment No. 1, the Services Agreement provided for the payment to SP Corporate Services of $30,000 per month for the services of John J. Quicke.  Pursuant to the Amended Services Agreement, the Company currently pays SP Corporate Services $48,000 per month (the “Management Services Fee”) as consideration for the services of Mr. Quicke, our President and CEO and Mark A. Zorko, our Secretary and CFO.  Additionally, the Company reimburses SP Corporate Services, Mr. Quicke, and Mr. Zorko for certain expenses, including but not limited to reasonable and necessary business expenses incurred on behalf of the Company.  The Management Services Fee is adjustable annually upon mutual agreement by us and SP Corporate Services or at other times upon the amendment of the services to be provided by Mr. Quicke and Mr. Zorko.  Our base salary levels and the Management Services Fee reflect a combination of factors, including competitive pay levels relative to our peers, the experience and tenure of our executives, our overall annual budget for merit increases and pre-tax profit, the individual performance of our executives, and changes in responsibility.  Base salaries and the Management Services Fee are reviewed annually by the Committee at the beginning of the year, but are not automatically increased annually.  We do not target base salary or the Management Services Fee at any particular percent of total compensation.

The base salary for our CFO with respect to compensation prior to October 1, 2011 and for our former CEO are set forth in their employment agreements, which are described in more detail below.

2.           Annual Cash Bonuses

The purpose of the annual cash bonus is to provide a competitive annual cash incentive opportunity that rewards both the Company’s performance toward corporate goals and objectives and also individual achievements.  The annual bonus is a short-term annual incentive paid in cash pursuant to arrangements that cover all executive officers, including the CEO, and provide that a bonus will be paid upon achieving the Company’s annual budget goals.  For fiscal year 2011, the Committee determined that bonuses would be paid out upon the achievement of improvement of revenue and operating income as compared to fiscal year 2011 business plan with targets set for the CEO and CFO of 70% and 45% of their annual base salary, respectively.  Incentive targets for fiscal year 2011 were partially achieved and as a result, the CEO and CFO received an annual bonus.

3.           Long Term Equity Incentives

A.           DGT Holdings Corp. Stock Option Plan

The purpose of the Company’s Amended and Restated Stock Option Plan (the “DGTC Plan”), is to provide for the granting of incentive stock options and non-qualified stock options to the Company’s executive officers, directors, employees and consultants.  The Committee administers the DGTC Plan.  Among other things, the Committee: (i) determines participants to whom options may be granted and the number of shares to be granted pursuant to each option, based upon the recommendation of our CEO;  (ii) determines the terms and conditions of any option under the DGTC Plan, including whether options will be incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options; (iii) may vary the vesting schedule of options; and (iv) may suspend, terminate or modify the DGTC Plan.  Any Committee recommendations of awards, options or compensation levels for senior executive officers are approved by the entire Board, excluding any management directors.

Under the DGTC Plan, incentive stock options have an exercise price equal to the fair market value of the underlying stock as of the grant date and, unless earlier terminated, are exercisable for a period of ten (10) years from the grant date.  Non-qualified stock options may have an exercise price that is less than, equal to or more than the fair market value on the grant date and, unless earlier terminated, are exercisable for a period of up to ten (10) years from their grant date.

No options have been granted under the DGTC Plan since March 2007.

B.           Amended and Restated 2007 Incentive Stock Plan

The Amended and Restated 2007 Incentive Stock Plan (the “2007 Plan”) is designed to provide an incentive to, and to retain in the employ of the Company and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended, directors, officers, consultants, advisors and employees with valuable training, experience and ability; to attract to the Company new directors, officers, consultants, advisors and employees whose services are considered valuable and to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

The 2007 Plan is administered by the Committee, which has full power and authority to designate recipients of options (as defined in the 2007 Plan) and restricted stock under the 2007 Plan and to determine the terms and conditions of the respective option and restricted stock agreements and to interpret the provisions and supervise the administration of the 2007 Plan.  The Committee also has the authority to designate which options granted under the 2007 Plan will be incentive options and which shall be nonqualified options.

Under the 2007 Plan, the purchase price of each share of Common Stock purchasable under an incentive option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the fair market value of such share of Common Stock on the date the option is granted.  With respect to an optionee who, at the time such incentive option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share of Common Stock shall be at least 110% of the fair market value per share of Common Stock on the date of grant.  The purchase price of each share of Common Stock purchasable under a nonqualified option shall not be less than 100% of the fair market value of such share of Common Stock on the date the option is granted.

The term of each option under the 2007 Plan is fixed by the Committee, but no option under the 2007 Plan is exercisable more than ten years after the date such option is granted and in the case of an incentive option granted to an optionee who, at the time such incentive option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, no such incentive option shall be exercisable more than five years after the date such incentive option is granted.

For the fiscal year ended July 30, 2011, under the terms of the 2007 Plan, the Company granted (a) John J. Quicke 25,000 shares of restricted stock of the Company and (b) Mark A. Zorko 5,000 shares of restricted stock of the Company.

4.           Perquisites

The Company’s compensation program also includes other benefits and perquisites.  These benefits include annual matching contributions to certain executive officers’ 401(k) plan accounts, car allowances, living allowances and tax gross-ups to cover taxes on certain benefits.  We are selective in our use of perquisites, attempting to utilize perquisites that are within range of modest to competitive within our industry.  The Committee has delegated authority to the CEO to approve such perquisites for other executive officers, but the Committee must separately approve any perquisites that exceed $10,000 per year.

Impact of Tax and Accounting

As a general matter, the Committee always considers the various tax and accounting implications of compensation elements employed by the Company and attempts to structure such compensation in a tax efficient manner.  When determining amounts of long-term incentive grants to executives and employees, the Committee examines the accounting cost associated with the grants.

Current compensation levels for our named executive officers are significantly lower than $1 million at which tax deductions are limited under Internal Revenue Code Section 162(m).  In the event that future annual total compensation for any named executive officer exceeds the $1 million threshold, the Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs.  As a result, the Committee may take such actions as it deems in the best interests of shareholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

Fiscal Year 2011 Compensation Decision

For fiscal year 2011, the Committee conducted an evaluation of the performance of the CEO and the CFO against pre-established goals.  Based upon these evaluations, decisions were made regarding salary increases and annual bonuses.  As a result, no salary increases were granted for fiscal year 2011.  Incentive targets for fiscal year 2011 were partially achieved and as a result, the CEO and CFO received annual bonuses of $225,000 and $75,000, respectively.

In keeping with our philosophy of aligning management and the shareholder interests and consideration of the future contributions expected of the executive officers, the Committee granted long-term equity incentives to the CEO and CFO.  See the “Fiscal Year Ended July 30, 2011 Grants of Plan-Based Awards” table for equity granted to the named executive officers in fiscal year 2011.

The Role of Shareholder Say-on-Pay Votes.  Although the advisory shareholder vote on executive compensation is non-binding, the Committee has considered and will continue to consider, the outcome of the vote when making future compensation decisions for named executive officers.  At our annual meeting of shareholders held on March 8, 2011, approximately 89.6% of the shareholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers, while only approximately 1.5% voted against (with approximately 8.8% abstaining).  The Committee believes that the shareholder vote strongly endorses the compensation philosophy of the Company.

Summary Compensation Table

The following table sets forth all compensation awarded to, paid or earned by the following type of executive officers for each of the Company’s last three completed fiscal years: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the fiscal year ended July 30, 2011; (ii) individuals who served as, or acted in the capacity of, the Company’s principal financial officer for the fiscal year ended July 30, 2011; (iii) the Company’s three most highly compensated executive officers, other than the principal executive officer and principal financial officer, who were serving as executive officers at the end of the fiscal year ended July 30, 2011; and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended July 30, 2011 (of which there were none).  We refer to these individuals collectively as our named executive officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards (4)	Option Awards (3)	All Other Compensation (2)	Total
John J. Quicke,
Chief Executive Officer (6)	2011	$360,000	$225,000	$262,500	$-	$-	$847,500
	2010	$345,000	$-	$-	$77,394	$-	$422,394

James A. Risher,
Chief Executive Officer (5)	2011	$-	$-	$-	$-	$-	$-
	2010	$38,975	$-	$-	$8,583	$145,418	$192,976
	2009	$318,722	$-	$-	$33,500	$116,256	$468,478

Mark A. Zorko,
Chief Financial Officer	2011	$245,000	$75,000	$52,500	$-	$10,231	$382,731
	2010	$245,000	$-	$-	$12,875	$37,513	$295,388
	2009	$250,864	$-	$-	$13,400	$7,717	$271,981

(1)	The figures reported in the salary and bonus columns represent amounts earned and accrued for each year.

(2)	The amounts in this column include the following executive perquisites and other compensation for fiscal years 2011, 2010 and 2009:

Name	Benefit	2011		2010		2009
John J. Quicke (6)		$-		$-		$-

James A. Risher (5)	Severance	$-		$106,666		$-
	Living allowance	-		24,240		71,165
	Tax Gross-Ups	-		14,512		45,091
		$-		$145,418		$116,256

Mark A. Zorko	Bonus for discontinued operations	$-		$30,000		$-
	Car Allowance	7,475		6,900		6,900
	401 (k) Match	2,756	(2)(c)	613	(2)(c)	817	(2)(c)
		$10,231		$37,513		$7,717

Notes:

2(c)	Company-matching contribution of 50% of the first 4% of salary. Accelerated vesting schedule (100% vested in Company contributions after three (3) years of employment).

(3)
Reflects the aggregate grant date fair value of option awards granted during a calendar year calculated in accordance with ASC 718. Refer to Note 10 Shareholders’ Equity in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011, “Stock Option Plan and Warrants”, for details of stock option terms, ASC 718 valuation techniques and assumptions and the fair value of stock options and restricted stock granted.

(4)
The value of the stock awards equals their grant date fair value as computed in accordance with FASB ASC Topic 718.  Refer to Note 10 Shareholders’ Equity in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011, “Stock Option Plan and Warrants”, for details of the assumptions made in the valuation of the restricted stock grants.

(5)
On August 28, 2009, James A Risher resigned his position as President and Chief Executive Officer of the Company effective August 31, 2009.  Mr. Risher continues to serve as a director of the Company.  Mr. Risher continued to receive as severance his base salary and living allowance through December 31, 2009, and the Company continued to pay for Mr. Risher’s medical plan through December 31, 2009.

(6)
On August 28, 2009, John J. Quicke was appointed to serve as President and Chief Executive Officer of the Company, effective September 1, 2009.  As discussed above, we pay SP Corporate Services for the services of Mr. Quicke.

Fiscal Year Ended July 30, 2011 Grants of Plan-Based Awards:

(a)	(b)	(i)	(j)	(k)	(l)
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
John J. Quicke, Chief Executive Officer	3/08/11	25,000 (1)	-	$-	$262,500
Mark A. Zorko, Chief Financial Officer	3/08/11	5,000 (1)	-	$-	$52,500

(1)	Granted pursuant to the Company’s 2007 Plan. These shares of restricted stock vest 50% on the first anniversary of the grant and 50% on the second anniversary.

Employment Agreements

A.           James A. Risher Employment Agreements

Mr. Risher had an employment agreement, which expired on August 31, 2009.  On August 28, 2009, James A. Risher resigned from his position as President and Chief Executive Officer of the Company effective August 31, 2009.  Mr. Risher continues to serve as a director of the Company.  In connection with the termination of his employment, Mr. Risher received as severance his base salary and living allowance through December 31, 2009, and the Company paid for Mr. Risher’s medical plan through December 31, 2009.

B.           Mark A. Zorko Employment Agreement

The Company and Mr. Zorko entered into a Letter Agreement, dated August 30, 2006 (the “Zorko Employment Agreement”), that provided for Mr. Zorko’s employment with the Company as its Chief Financial Officer.  Pursuant to the Zorko Employment Agreement, Mr. Zorko was entitled to an annual salary of $245,000 and received an option grant to purchase 4,800 shares (as adjusted for stock splits) of the Company’s common stock pursuant to and in accordance with the Company’s DGTC Plan.  Mr. Zorko was also entitled to receive an automobile allowance of $575 per month.  The Zorko Employment Agreement was terminated on October 1, 2011 in connection with entry into Amendment No. 1 to the Services Agreement.  Further information regarding Amendment No. 1 is located in the section above entitled, “Elements of Compensation-- Management Services Agreement and Base Salary.”

Mr. Zorko remains eligible to receive an annual incentive bonus with a target of 45% of his annual base salary based upon achieving the Company’s annual budget and attaining specific objectives assigned by the CEO of the Company.  For fiscal year 2011, specific objectives were partially achieved and a bonus of $75,000 was paid.  As a result of the Company not achieving these specific objectives in fiscal year 2010 or 2009, Mr. Zorko did not receive an incentive bonus for those fiscal years.

Outstanding Equity Awards At Fiscal Year-End:

	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John J. Quicke, Chief Executive Officer (6)	4,000	(3)	4,000	(3)	-	$6.38	08/28/19	-	-	-	-
	4,000	(3)	4,000	(3)	-	$8.13	01/08/20	-	-	-	-

Mark A. Zorko, Chief Financial Officer	4,800	(2)	-		-	$18.75	8/31/16	-	-	-	-
	1,600	(2)	-		-	$25.00	11/17/16	-	-	-	-
	1,600	(3)	-		-	$33.75	9/17/17	-	-	-	-
	1,200	(3)	400	(3)	-	$12.50	12/16/18	-	-	-	-
	1,200	(3)	1,200	(3)	-	$8.13	1/08/20	-	-	-	-

(1)	The exercise price per share of each option was equal to the closing price of the shares of Common Stock on the date of grant.

(2)	Granted pursuant to the Company’s DGTC Plan.

(3)	Granted pursuant to the Company’s 2007 Plan.

Potential Payments Upon Termination or a Change In Control

Separation Agreements with Current and Certain Former Named Executive Officers.

James A. Risher

Mr. Risher’s employment agreement terminated on August 31, 2009.  In connection with the termination of his employment, Mr. Risher received as severance his base salary and living allowance through December 31, 2009, and the Company paid for Mr. Risher’s medical plan through December 31, 2009.

Mark A. Zorko

The Zorko Employment Agreement terminated on October 1, 2011.  Pursuant to the Zorko Employment Agreement, Mr. Zorko was entitled to a severance payment in the event his employment was terminated by the Company without cause.  The severance payment was equal to one-year base salary.

Director Compensation

The Company seeks highly qualified individuals to serve as outside directors and compensates them with a combination of cash fees and stock option grants.  The Company also reimburses Directors for, or pays, travel costs associated with meeting attendance.  There is no retirement plan for outside directors, and no program of perquisites.  The Compensation Committee periodically assesses whether its compensation structure is competitive in terms of attracting and retaining the type and quality of outside directors needed.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee consists of Merrill A. McPeak as Chairman and T. Scott Avila.  During the fiscal year ended July 30, 2011, the Compensation Committee consisted of Merrill A. McPeak as Chairman, and T. Scott Avila.  None of these individuals were at any time during the fiscal year ended July 30, 2011 or at any other time one of our officers or employees.  Other than Mr. Quicke, the Company’s CEO, none of our executive officers serve as a member of the Board or the Compensation Committee of any other entity which has one or more executive officers serving as a member of our Board or Compensation Committee.

Fiscal Year Ended July 30, 2011 Director Compensation:

(a)	(b)	(c)	(g)	(h)
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards (2) ($)	All Other Compensation ($)	Total ($)
T. Scott Avila	20,500	42,000	-	62,500
James R. Henderson (Chairman)	22,500 (3)	47,250	-	69,750
General Merrill A. McPeak	20,500	42,000	-	62,500
James A. Risher	21,000	37,800	-	58,800

(1)	Effective March 2011, fees consist of an annual cash retainer of $30,000. Prior to March, 2011, fees consisted of the following:

•	Each non-employee director received an annual retainer of $20,000;

•
Each non-employee director received an additional fee of $1,000 per each full length Board meeting attended (with lesser compensation for telephonic meetings, at the discretion of the chair of the Board or committee, as applicable);

•	Each non-employee member of each standing committee received a fee of $500 per each full-length committee meeting attended; and $250 for shorter duration committee meetings attended; and

•
Chairs of the Board and the various standing committees, excepting the Audit Committee, received double meeting fees.  In lieu of the foregoing, the Chair of the Audit Committee received an additional $1,000 per Audit Committee meeting.

(2)
During fiscal 2011, Mr. Avila received 4,000 shares of restricted stock of the Company at a fair value of $10.50 per share, or $42,000; Mr. Henderson received 4,500 shares of restricted stock of the Company at a fair value of $10.50 per share, or $47,250; General McPeak received 4,000 shares of restricted stock of the Company at a fair value of $10.50 per share, or $42,000 and Mr. Risher received 3,600 shares of restricted stock of the Company at a fair value of $10.50 per share, or $37,800.  The dollar amounts in this column reflect the fair value for all shares of restricted stock issued during fiscal year 2011 in accordance with ASC 718.  Refer to Footnote 10 Shareholders’ Equity in “Stock Option Plan and Warrants” in the Notes to the Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011, for details of stock option plan vesting terms, ASC 718 valuation techniques and assumptions and the fair value of stock options granted.

(3)
In addition to the above meeting fees, the Chairman of the Board received $750 per each day other than Board meeting days where he or she spends more than half of such day working at the Company facilities.  This amount is included in the amount reflected in Column (b).

Restricted Stock and Option Awards

Upon election to the Board, each non-employee member of the Board receives a one-time grant of 2,000 options to purchase the Company’s common stock.  The exercise price for such options is equal to the fair market price per share on the date of the grant, which is approved by the Committee.  These options vest and become exercisable as to 25% of such shares on the date of the option grant, 25% on the first anniversary of the date of the grant and as to an additional 25% of such shares on the second and third anniversaries of the date of the grant, respectively, based on continued service through the applicable vesting date.  Effective as of March, 2011, directors receive annual grants of 3,600 shares of restricted stock and the Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive an additional annual grant of 400 shares of restricted stock.  The Chairman of the Board receives an additional annual grant of 900 shares of restricted stock.  Directors are also eligible to receive additional restricted stock and option awards under the terms of the Company’s 2007 Plan.  The annual grants of stock options to directors in fiscal year 2009 and 2010 and the grant of restricted shares in fiscal year 2011 were made pursuant to the 2007 Plan.

Compensation Committee Report

We have reviewed and discussed with management certain Executive Compensation and Compensation Discussion and Analysis provisions to be included in this Proxy Statement filed on Schedule 14A, filed pursuant to the Exchange Act.  Based on the reviews and discussions referred to above, we recommend to the Board that the Executive Compensation and Compensation Discussion and Analysis provisions referred to above be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

General Merrill A. McPeak, Chairman
T. Scott Avila

This Compensation Committee Report is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Acts.

Certain Relationships and Related Transactions

Transactions with Related Persons

On October 15, 2009, the Company entered into the Services Agreement.  On October 1, 2011, the Company and SP Corporate Services entered into Amendment No. 1 to the Services Agreement.  Pursuant to the Amended Services Agreement, SP Corporate Services provides the Company with the services of John J. Quicke as the Company’s Chief Executive Officer and Mark A. Zorko as the Company’s Chief Financial Officer.  Mr. Quicke has been serving as the Company’s President and Chief Executive Officer since his appointment to such position on August 28, 2009, and is a member of the Company’s Board.  Mr. Zorko has been serving as the Chief Financial Officer of the Company since August 30, 2006.

Pursuant to the Amended Services Agreement, the Company pays SP Corporate Services $48,000 per month as consideration for the services of Mr. Quicke and Mr. Zorko.  Additionally, the Company agreed to reimburse SP Corporate Services, Mr. Quicke and Mr. Zorko for certain expenses, including but not limited to reasonable and necessary business expenses incurred on behalf of the Company.

SP Corporate Services is an affiliate of Steel Partners.  John J. Quicke, the Company’s President and Chief Executive Officer and member of the Board, is a Managing Director and operating partner of Steel Partners.  Jack L. Howard, a member of the Board, is President of Steel Partners and Steel Holdings. Steel Partners is the manager of Steel Holdings and has been delegated the sole power to vote and dispose of the securities held by SPH Group Holdings LLC (“SPHG Holdings”).  Steel Holdings owns 99% of the membership interests of SPH Group LLC (“SPHG”).  SPHG is the sole member of SPHG Holdings.  SPHG Holdings reported in a Schedule 13D with respect to its investment in the Company, originally filed with the SEC on September 26, 2002 and subsequently amended, most recently on September 27, 2011, that it owns approximately 51.1% of the Company’s outstanding common stock.

The Services Agreement and Amendment No. 1 to the Services Agreement were unanimously approved by the Company’s disinterested directors, and SP Corporate Services will be subject to the supervision and control of the Company’s disinterested directors while performing its obligations under the Amended Services Agreement.

Review, Approval or Ratification of Transactions With Related Persons

During fiscal 2011, the Company had a policy for the review of transactions in which the Company was a participant, the amount involved exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years and in which any of the Company’s directors or executive officers, or their immediate family members, had a direct or indirect material interest.  Any such related person transaction was to be for the benefit of the Company and upon terms no less favorable to the Company than if the related person transaction was with an unrelated party. The Company’s Board was responsible for approving any such transactions and the CEO was responsible for maintaining a list of all existing related person transactions.  Other than the transaction described above, the Company had no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant, where the amount involved exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and any director, executive officer or any of their immediate family members had a material direct or indirect interest reportable under applicable SEC rules or that required approval of the Board under the Company’s Related Person Transaction Policy.

PROPOSAL TWO

ADVISORY RESOLUTION REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 added Section 14A to the Exchange Act, which enables shareholders to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive and Director Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation is designed to (a) attract, retain and reward executive officers who contribute to the Company’s success and (b) align executive compensation with the achievement of the Company’s business objectives and the creation of longer-term value for shareholders.  Please read the “Compensation Discussion and Analysis” for additional details about the Company’s executive compensation programs, including information about the fiscal year 2011 compensation of the named executive officers.

We are asking shareholders to indicate their support for the compensation of the executive officers named in the “Summary Compensation Table” included in this Proxy Statement (referred to as the “Named Executive Officers”).  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the Named Executive Officers’ compensation.  Accordingly, we will ask shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.  The Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.  The Board has determined that the advisory vote regarding executive compensation will occur on an annual basis.

The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR ENDING JULY 28, 2012.

Upon the recommendation of the Audit Committee, the Board has selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending July 28, 2012.  While shareholder ratification is not required by the Company’s By-Laws or otherwise, the Board is submitting the selection of BDO USA, LLP to the shareholders for ratification as part of good corporate governance practices.  If the shareholders fail to ratify the selection of BDO USA, LLP, the Board may, but is not required to, reconsider whether to retain BDO USA, LLP.  Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.  Representatives of BDO USA, LLP will be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders in attendance.

Audit Fees - The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended July 30, 2011 and July 31, 2010, for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years and for assistance with other registration statement filings made by the Company during those fiscal years were $248,261 and $341,366, respectively.

Audit-Related Fees - There were no fees for other professional services rendered during the fiscal years ended July 30, 2011 or July 31, 2010.

Tax Fees - There were no fees billed by BDO USA, LLP for tax services for the fiscal years ended July 30, 2011 or July 31, 2010.

All Other Fees – There were no fees billed by BDO USA, LLP for services other than those described above under “Audit Fees” for fiscal years ended July 30, 2011 and July 31, 2010.

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent public accountants in the categories of audit services, audit-related services, tax services and other services.  Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  In accordance with this policy, the Audit Committee has approved all services to be provided to the Company by BDO USA, LLP.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this matter at the Meeting is required to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending July 28, 2012.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 28, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter adopted by the Board.

The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process, as more fully described in this Proxy Statement.  As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented, with BDO USA, LLP, the Company’s independent auditors for the fiscal year ended July 30, 2011.  The Audit Committee has received from BDO USA, LLP, the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO the issue of its independence from the Company.  The Audit Committee also considered whether BDO USA, LLP’s non-audit services, including tax planning and consulting, are compatible with maintaining BDO USA, LLP’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 30, 2011 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

T. Scott Avila, Chairman
General Merrill A. McPeak

ANNUAL REPORT

The Company’s 2011 Annual Report, which contains certified financial statements of the Company for the fiscal year ended July 30, 2011, can be accessed on the Internet at http://www.proxyvote.com.

ANY SHAREHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY’S 2011 ANNUAL REPORT, INCLUDING THE COMPANY’S CERTIFIED FINANCIAL STATEMENTS AND ANY EXHIBITS, UPON REQUEST, BY WRITING TO THE CORPORATE SECRETARY, DGT HOLDINGS CORP., 100 PINE AIRE DRIVE, BAY SHORE, NEW YORK 11706.

SHAREHOLDER PROPOSALS

Deadline for Receipt of Shareholder Proposals

Shareholder proposals that are intended to be presented at the Company’s 2012 annual meeting of shareholders must be received by the Company at the Company’s principal executive office located at 100 Pine Aire Drive, Bay Shore, New York 11706 no later than July 7, 2012 in order to be included in the proxy statement for that meeting.  Shareholders wishing to nominate directors or bring a proposal before the 2012 annual meeting of shareholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary, no earlier than July 7, 2012 and no later than August 6, 2012.  If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the date of the prior year’s meeting, then the deadline for providing written notice of a proposal to be included in the proxy statement for the Company’s 2012 annual meeting of shareholders is a reasonable time before the Company begins to print and mail its proxy materials.

Discretionary Voting Authority

On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act.  The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company’s proxy statement.  This amendment provides that if the Company does not receive notice of a proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  The date by which such notice must be received by the Company for the 2012 annual meeting is September 20, 2012.  If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company sends its proxy materials for the current year in order for the Company to be allowed to use its discretionary voting authority.

Other Matters to be Considered at the Annual Meeting

As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting.  If any other matters properly come before the Meeting, or any continuation of the Meeting pursuant to adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors,

/s/ John J. Quicke
John J. Quicke President and Chief Executive Officer

November 4, 2011

DGT HOLDINGS CORP. ATTN: MARK A. ZORKO 100 PINE AIRE DRIVE BAY SHORE, NY 11706
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
IF you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M39095-P17394 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DGT HOLDINGS CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. __________________________________________

The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	ELECTION OF DIRECTORS

The election of the following nominees to the Board of Directors, to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualify:

Nominees:
1) T. Scott Avila 2) Jack L. Howard 3) General Merrill A. McPeak 4) John J. Quicke 5) James A. Risher

The Board of Directors recommends that you vote FOR Proposals 2 and 3:					For	Against	Abstain

2.	TO APPROVE AN ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.				☐	☐	☐

3.	TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 28, 2012.				☐	☐	☐

DISCRETIONARY AUTHORITY:

In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any postponement or adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE FIVE (5) NOMINEES AS DIRECTORS AND TO APPROVE PROPOSALS 2 AND 3.

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

NOTE: Please sign exactly as your name or names appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please indicate the capacity in which signing, When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer with the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M39096-P17394

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
DGT HOLDINGS CORP.

Proxy - Annual Meeting  of Shareholders
December 15, 2011

The undersigned, a shareholder of DGT Holdings Corp., a New York corporation (the “Company”), does hereby appoint Mark A. Zorko and John J. Quicke and each of them (with full power to act alone), the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Shareholders of the Company to be held at the offices of OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022 on December 15, 2011 at 10:00 AM Eastern Time, or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated November 4, 2011 and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE FIVE (5) NOMINEES AS DIRECTORS AND TO APPROVE PROPOSALS 2 AND 3.

Address Changes/Comments: _____________________________________________________________________________________________

  (If you noted  any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please  mark, date,  sign and mail this proxy in the envelope provided for this purpose.  No postage is required if mailed in the United  States.